Exhibit 99.1

Ascent Industries Reports Third Quarter 2026 Results; Year-Over-Year Net Sales Increase 37.8%, Including 26.3% Growth in Sales Excluding the Midwest Graphic Sales Acquisition; Adjusted EBITDA Improves by $2.1 Million

Sequentially, net sales increased 5.7%, gross profit increased 28.3% and
Adjusted EBITDA improved by $2.1 million.

Schaumburg, Illinois, November 4, 2026 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), a specialty chemicals platform delivering differentiated, performance-driven chemical solutions, is reporting its results for the third quarter ended September 30, 2026.

Third Quarter 2026 Summary1

(in millions, except per share and margin)	Q3 2026	Q3 2025	Change
Net Sales	$27.1	$19.7	37.8%
Gross Profit	$7.1	$5.8	21.9%
Gross Profit Margin	26.2%	29.7%	-342bps
Net Income (Loss)	$1.4	$(0.1)	NM
Diluted Income (Loss) per Share	$0.15	$(0.01)	NM
Adjusted EBITDA	$3.5	$1.4	+$2.1M
Adjusted EBITDA Margin	13.0%	7.0%	+598bps
______________
1On May 4, 2026, the Company closed on a transaction to acquire substantially all of the assets of Midwest Graphic Sales, Inc and Sigma Coatings, Inc. (together "Midwest"). The third quarter of 2026 included $2.3 million in net sales, $(0.7) million in net loss and $(0.2) million in Adjusted EBITDA from the acquisition of Midwest.

Management Commentary
“The third quarter represented another meaningful step forward in the financial performance of our business,” said J. Bryan Kitchen, President and Chief Executive Officer of Ascent Industries Co. “Net sales from Continuing Operations increased 37.8% year over year to $27.1 million, gross profit increased 21.9% to $7.1 million and Adjusted EBITDA increased 155.8% to $3.5 million, amid muted market conditions. Sequentially, net sales increased 5.7%, gross profit increased 28.3% and Adjusted EBITDA improved by approximately $2.1 million. For the trailing twelve months ended September 30, 2026, the Company achieved post-COVID record net sales of $91.0 million across Chemicals and post-COVID record Adjusted EBITDA of $2.9 million across continuing operations.”

“We are encouraged by the progress reflected in our third-quarter results,” Kitchen added. “As we work to grow our way out of the built-in seasonality associated with our legacy business, we recognize that there is additional work ahead to make that improvement more consistent and durable. As we continue to scale the business, our focus is increasingly on the operating disciplines that support sustainable margin expansion — improving how work moves through the organization, standardizing processes across our assets, increasing automation where appropriate and addressing areas of structural cost. Pricing has contributed to performance, but over time we expect a greater share of margin improvement to come from better execution, productivity and a more efficient operating model.”

“The performance of Midwest Graphic Sales continues to reinforce our confidence in both the acquisition and the growth runway ahead,” Kitchen continued. “In its first full quarter as part of Ascent, Midwest contributed positively to our financial results and remained accretive to earnings when excluding the impact of corporate allocations. The manufacturing transition remains on schedule, and our teams continue to identify and progress commercial opportunities beyond the original underwriting case.”

“We are also pleased to report that the Company received the full $4.55 million escrow holdback associated with the sale of certain assets related to Bristol Metals, further strengthening our liquidity,” Kitchen said. “Separately, our business generated positive operating cash flow during the quarter, a meaningful improvement from the cash-use run rate earlier in the year. Our capital allocation priorities remain focused on protecting liquidity, improving working capital and investing in the business, while preserving flexibility for disciplined M&A and opportunistic share repurchases.”

Kitchen concluded, “Our strategy remains unchanged, and the evidence supporting it continues to strengthen. We are improving the quality of our portfolio, accelerating growth and translating a greater share of that growth into earnings. We remain focused on disciplined capital allocation and the continued execution of our optimization initiatives. Together, these priorities position Ascent to deliver higher returns on invested capital and greater long-term value for our shareholders.”

Third Quarter 2026 Financial Results
Net sales from continuing operations were $27.1 million compared to $19.7 million in the third quarter of 2025. Excluding Midwest, net sales from continuing operations were $24.9 million in the third quarter of 2026. The increase was a result of increases in volume and average selling prices.

Gross profit from continuing operations increased 21.9% to $7.1 million, or 26.2% of net sales, compared to $5.8 million, or 29.7% of net sales, in the third quarter of 2025. Excluding Midwest, gross profit from continuing operations increased 14.1% to $6.7 million in the third quarter of 2026. The increase in dollars was primarily driven by increases in sales and cost recovery in the period due to increased production partially offset by increases in material cost, labor and overhead and shipping costs.

Net income from continuing operations increased to $1.4 million compared to a net loss of ($0.1) million in the third quarter of 2025. Diluted earnings per share increased to $0.15 in the third quarter of 2026 compared to a diluted loss per share of ($0.01) in the third quarter of 2025. Excluding Midwest, net income from continuing operations increased to $2.1 million and diluted earnings per share increased to $0.23 in the third quarter of 2026.

Adjusted EBITDA from continuing operations increased to $3.5 million in the third quarter of 2026, with adjusted EBITDA margin increasing to 13.0% compared to 7.0% in the prior year period. Excluding Midwest, Adjusted EBITDA from continuing operations increased to $3.8 million, with adjusted EBITDA margin increasing to 15.1% in the third quarter of 2026. The increase was primarily driven by the aforementioned increase in gross profit as well as reductions in SG&A in the current year.

Liquidity
As of September 30, 2026, the Company had $28.7 million in cash and cash equivalents, no debt outstanding under its revolving credit facilities and had $21.1 million in availability under its revolving credit facility.

For the quarter ended September 30, 2026, the Company repurchased no shares under its authorized share repurchase program. Year to date, the Company has repurchased 505,563 shares at an average cost of $13.29 per share for approximately $6.8 million.

Conference Call
Ascent will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the third quarter ended September 30, 2026.

Ascent management will host the conference call, followed by a question-and-answer period.

Date: Wednesday, November 4, 2026
Time: 5:00 p.m. Eastern time
Live Call Registration Link: Here
Webcast Registration Link: Here

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Investor Relations at 1-630-884-9181.

The conference call will also be broadcast live and available for replay via the webcast registration link above. The webcast will be archived for one year in the investor relations section of the Company’s website at www.ascentco.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a specialty chemicals platform delivering differentiated, performance-driven chemical solutions. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Non-GAAP Financial Information
Financial statement information included in this earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.
We define "EBITDA" as earnings before interest, income taxes, depreciation and amortization. We define "Adjusted EBITDA" as EBITDA further adjusted for the impact of non-cash and other items we do not consider in our evaluation of ongoing performance. These items include: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring and severance costs from net income. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Investor Relations
1-630-884-9181
investorrelations@ascentco.com

Ascent Industries Co.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	(Unaudited)
	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$28,709	$57,606
Accounts receivable, net of allowance for credit losses of $139 and $1,004, respectively	21,090	10,040
Advances and other receivables	4,605	5,389
Inventories	10,927	8,742
Prepaid expenses and other current assets	1,770	1,243
Total current assets	67,101	83,020
Property, plant and equipment, net	15,878	15,762
Right-of-use assets, operating leases, net	8,927	9,368
Goodwill	4,824	—
Intangible assets, net	9,424	2,833
Deferred charges, net	251	401
Other non-current assets, net	1,465	553
Total assets	$107,870	$111,937

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$9,644	$5,490
Accrued expenses and other current liabilities	3,548	5,389
Current portion of note payable	598	433
Current portion of operating lease liabilities	776	712
Current portion of finance lease liabilities	345	331
Total current liabilities	14,911	12,355
Long-term portion of operating lease liabilities	10,907	11,496
Long-term portion of finance lease liabilities	547	808
Deferred income taxes	147	241
Other long-term liabilities	39	45
Total non-current liabilities	11,640	12,590
Total liabilities	$26,551	$24,945

Commitments and contingencies

Shareholders' equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 9,021,347 and 9,400,898 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	$11,085	$11,085
Capital in excess of par value	47,976	48,276
Retained earnings	45,878	45,786
	104,939	105,147
Less: cost of common stock in treasury - 2,063,756 and 1,684,205 shares, respectively	(23,620)	(18,155)
Total shareholders' equity	81,319	86,992
Total liabilities and shareholders' equity	$107,870	$111,937
Note: The condensed consolidated balance sheets at December 31, 2025 have been derived from the audited consolidated financial statements at that date.

Ascent Industries Co.
Condensed Consolidated Statements of Income (Loss)
($ in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$27,135	$19,697	$72,218	$56,183
Cost of sales	20,016	13,856	56,740	42,410
Gross profit	7,119	5,841	15,478	13,773
Selling, general and administrative	5,314	6,253	15,964	17,567
Research and development	92	—	262	—
Acquisition costs and other	75	398	251	665
Asset impairments	—	—	—	1,622
Gain on lease modification	—	—	—	(544)
Operating income (loss) from continuing operations	1,638	(810)	(999)	(5,537)
Other income
Interest income, net	(114)	(447)	(562)	(347)
Other, net	(145)	(296)	(537)	(581)
Income (loss) from continuing operations before income taxes	1,897	(67)	100	(4,609)
Income tax expense (benefit)	495	58	8	(32)
Income (loss) from continuing operations	1,402	(125)	92	(4,577)
Income (loss) from discontinued operations, net of tax	—	(1,962)	—	6,483
Net income (loss)	$1,402	$(2,087)	$92	$1,906

Net income (loss) per common share from continuing operations:
Basic	$0.16	$(0.01)	$0.01	$(0.47)
Diluted	$0.15	$(0.01)	$0.01	$(0.47)

Net income (loss) per common share from discontinued operations:
Basic	$—	$(0.21)	$—	$0.67
Diluted	$—	$(0.21)	$—	$0.67

Net income (loss) per common share:
Basic	$0.16	$(0.22)	$0.01	$0.20
Diluted	$0.15	$(0.22)	$0.01	$0.20

Weighted average shares outstanding:
Basic	9,012	9,379	9,158	9,733
Diluted	9,097	9,379	9,251	9,733

Adjusted EBITDA[1]	$3,520	$1,376	$4,008	$575
1We define "EBITDA" as earnings before interest, income taxes, depreciation and amortization. We define "Adjusted EBITDA" as EBITDA further adjusted for the impact of non-cash and other items we do not consider in our evaluation of ongoing performance. These items include: goodwill impairment, asset impairment, gain on lease modification, stock-based compensation, non-cash lease cost, acquisition costs and other fees, shelf registration costs, loss on extinguishment of debt, retention costs and restructuring and severance costs from net income. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

Ascent Industries Co.
Consolidated Statements of Cash Flows
($ in thousands)

	(Unaudited)
	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$92	$1,906
Income from discontinued operations, net of tax	—	6,483
Net income (loss) from continuing operations	92	(4,577)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	2,622	2,724
Amortization expense	1,074	459
Amortization of debt issuance costs	150	217
Asset impairments	—	1,622
Deferred income taxes	8	(32)
Reduction of losses on accounts receivable	(952)	(488)
Non-cash lease expense	(77)	85
Stock-based compensation expense	687	512
Changes in operating assets and liabilities:
Accounts receivable and advances	(8,115)	(5,210)
Inventories	(1,573)	(1,450)
Other assets and liabilities	(503)	(1,517)
Accounts payable	3,088	(1,535)
Accrued expenses	(2,085)	1,741
Accrued income taxes	126	(119)
Net cash used in operating activities - continuing operations	(5,458)	(7,568)
Net cash provided by operating activities - discontinued operations	—	6,783
Net cash used in operating activities	(5,458)	(785)
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,256)	(1,082)
Acquisitions, net of cash acquired	(13,600)	—
Net cash used in investing activities - continuing operations	(15,856)	(1,082)
Net cash provided by investing activities - discontinued operations	—	52,525
Net cash provided by (used in) investing activities	(15,856)	51,443
Cash flows from financing activities:
Borrowings from credit facilities	80,350	114,470
Proceeds from note payable	997	1,085
Proceeds from exercise of stock options	398	—
Payments on credit facilities	(80,350)	(114,470)
Payments on note payable	(832)	(696)
Principal payments on finance lease obligations	(246)	(219)
Repurchase of common stock	(6,850)	(8,875)
Net cash used in financing activities - continuing operations	(6,533)	(8,705)
Net cash used in financing activities - discontinued operations	—	(19)
Net cash used in financing activities	(6,533)	(8,724)
Increase (decrease) in cash, cash equivalents and restricted cash	(27,847)	41,934
Cash, cash equivalents and restricted cash, beginning of period	57,606	16,108
Cash, cash equivalents and restricted cash, end of period	$29,759	$58,042

Ascent Industries Co.
Non-GAAP Financial Measures Reconciliation
Reconciliation of Net Income (Loss) to Adjusted EBITDA
($ in thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Consolidated
Net income (loss) from continuing operations	$1,402	$(125)	$92	$(4,577)
Adjustments:
Interest income, net	(114)	(447)	(562)	(347)
Income taxes	495	58	8	(32)
Depreciation	885	854	2,622	2,725
Amortization	584	153	1,074	458
EBITDA	3,252	493	3,234	(1,773)
Acquisition costs and other	75	398	251	665
Shelf registration costs	—	—	14	—
Asset impairments	—	—	—	1,622
Gain on lease modification	—	—	—	(544)
Stock-based compensation	120	197	390	318
Non-cash lease expense	(26)	86	(77)	85
Retention expense	46	—	46	—
Restructuring and severance costs	53	202	150	202
Adjusted EBITDA	$3,520	$1,376	$4,008	$575
% sales	13.0%	7.0%	5.6%	1.0%

Specialty Chemicals
Net income	$2,564	$2,138	$1,078	$4,375
Adjustments:
Interest expense, net	11	7	36	39
Depreciation	842	830	2,494	2,671
Amortization	584	153	1,074	458
EBITDA	4,001	3,128	4,682	7,543
Acquisition costs and other	—	—	—	92
Stock-based compensation	13	4	67	4
Non-cash lease expense	(15)	26	(45)	30
Restructuring and severance costs	53	—	91	—
Specialty Chemicals Adjusted EBITDA	$4,052	$3,158	$4,795	$7,669
% segment sales	14.9%	16.0%	6.6%	13.7%